Exhibit 4.1

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

the Persons listed on Schedule A hereto,

and

CureVac N.V.

Dated as of [●], 2020

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2020 (as it may be amended supplemented or otherwise modified from time to time, this “Agreement”), is made among CureVac N.V., a Dutch public limited liability company (naamloze vennootschap) incorporated under the law of the Netherlands (the “Company”) and the persons listed on Schedule A hereto (each such Person, a “Holder”). Capitalized terms used in this Agreement without definition have the meaning set forth in Section 1.

W I T N E S S E T H:

WHEREAS, the Company and Holders are parties to the Investment Shareholder Agreement (as defined below) pursuant to which the Company agreed to provide each Holder certain registration rights with respect to the Company Shares (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Holders on the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(c).

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person and with respect to (i) KfW also includes the Federal Republic of Germany and its special estates (Sondervermögen), corporate bodies (Körperschaften) and institutions (Anstalten) as well as their respective Affiliates, (ii) dievini Hopp BioTech holding GmbH & Co. KG (“dievini”), also includes (A) Mr. Dietmar Hopp or an entity that is the beneficial owner of dievini, determined as of the date hereof, (together “Ultimate Benefeciary”) (B) a member of the immediate family of an Ultimate Beneficiary referred to under clause (A) above, with “immediate family” meaning any family member by blood, marriage or adoption, not more remote than the first cousin, (C) an Affiliate of an Ultimate Beneficiary referred to under clause (A) above), including (i) Hopp LT Vermögensverwaltungs GmbH, registered with the commercial register of Mannheim, Germany, under HRB 724834, and (ii) trusts, foundations, or similar asset funds for the potential benefit of an Ultimate Beneficiary or the immediate family as referred to under clause (B), (D) an Affiliate of a member of the immediate family of an Ultimate Beneficiary referred to under clause (B) above or (E) members of the management board of dievini and/or its general partner and, for the avoidance of doubt, the dievini management board members Prof. Dr. Christof Hettich and Prof. Dr. Friedrich von Bohlen also as private individuals and, in each case, their respective Affiliates; provided that no Holder shall be deemed an Affiliate of any other Holder solely by reason of any investment in the Company or by its being a party to the Investment and Shareholders’ Agreement.

“Agreement” has the meaning set forth in the preamble.

“Assign” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of Registrable Securities, whether voluntarily or by operation of law, including by way of a merger. “Assignor,” “Assignee,” “Assigning” and “Assignment” have meanings corresponding to the foregoing.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York or Frankfurt, Germany are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common shares of the Company, par value €0.12 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“Company Shares Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Company Shares or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Company Shares or other equity securities of the Company).

“Damages” has the meaning set forth in Section 2.9(a).

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq Global Market or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof), retained by the Company, (viii) fees and expenses payable to any Qualified Independent Underwriter, (ix) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread), (x) fees and expenses of any transfer agent or custodian, (xi) all internal expenses of the Company, (xii) reasonable and documented fees, out-of-pocket costs and expenses of the Participating Holders, including the reasonable fees and disbursements of one counsel for all of the Participating Holders participating in the offering selected by the Participating Holders holding a majority of the Registrable Securities to be sold for the account of all Participating Holders in the offering, provided, however, that all such fees, costs and expenses under this clause (xii) shall not exceed $50,000 in the aggregate for all Participating Holders per registration pursuant to this Agreement and provided, further, that such fees, costs and expenses shall not include the payment of any underwriting commissions or discounts, and (xiii) expenses for securities law liability insurance of the Company and any rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fully-Diluted Basis” means, with respect to the Company Shares, all issued and outstanding Company Shares and all Company Shares issuable in respect of securities convertible into or exchangeable for such Company Shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Shares or securities convertible into or exchangeable for such Company Shares, including any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Shares that are subject to vesting.

“Holder” or “Holders” has the meaning set forth in the preamble.

“Indemnified Party” has the meaning set forth in Section 2.9(c).

“Indemnifying Party” has the meaning set forth in Section 2.9(c).

“Initiating Holder(s)” has the meaning set forth in Section 2.1(a).

“Investment and Shareholders’ Agreement” means the Investment and Shareholders’ Agreement entered between the Company and several shareholders parties thereto dated July 17, 2020.

“IPO” means the first underwritten public offering of the ordinary shares of the Company to the general public pursuant to a registration statement filed with the SEC completed on or about the date of this Agreement.

“Lock-Up Agreement” means any agreement entered into by a Holder that provides for restrictions on the transfer of Registrable Securities held by such Holder.

“Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in offerings of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Majority Holder(s)” means any Holder that (i) owns or beneficially owns 10% or more of the then outstanding Company Shares, until 90 days after such Holder ceases to own or beneficially own at least 10% of such Company Shares and (ii) Mr. Dietmar Hopp and Affiliates, in particular DH-LT-Investments GmbH, for so long as Mr. Dietmar Hopp is an Affiliate of the Company considering the controlling situation of Mr. Dietmar Hopp as of the date of this Agreement.

“Manager” has the meaning set forth in Section 2.1(c).

“Participating Holders” means all Majority Holders of Registrable Securities, which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Holders” means the Majority Holders.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iv).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means any Company Shares held of record or beneficially owned by the Majority Holders and/or any of their respective Affiliates, as applicable, at any time (including the underlying shares held as a result of the conversion or exercise of Company Shares Equivalents), whether now owned or acquired by the Holders and/or any of their respective Affiliates at a later time; provided that, as to any Registrable Securities held or beneficially owned by a particular Holder and/or any of their respective Affiliates, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are eligible to be sold by such Holder in a single transaction in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such Company Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, which has substantial assets in addition to Company Shares shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

“Valid Business Reason” has the meaning set forth in Section 2.1(a)(iii).

2.            Registration Rights.

2.1.         Demand Registrations. (a) If the Company shall receive from any Majority Holder at any time on or following the earlier to occur of (a) 180 days after the closing of the IPO and (b) July 17, 2022, a written request that the Company file a registration statement with respect to all or a portion of the Registrable Securities (a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, (i) within 10 Business Days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all other Holders, and subject to the limitations of this Section 2.1, (ii) use its reasonable best efforts to file a Registration Statement in respect of such Demand Registration as soon as possible, but in no event later than 75 days of receipt of the request, and (iii) use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders request to be registered. Pursuant to this Section 2.1, the Company shall not be required in any event to effect more than three Demand Registrations on Form F-1 or S-1, as applicable, or three Demand Registrations of each Holder in any twelve month period in case of a shelf registration on Form F-3 or S-3, as applicable (pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration). However, the Company shall not be obligated to take any action to effect any Demand Registration:

(i)           within three months after a Demand Registration pursuant to this Section 2.1 that has been declared or ordered effective;

(ii)          during the period starting with the date 15 days prior to its good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to directors of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii)         where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is equal to or less than $35,000,000 with respect to a Demand Registration on Form F-1 or S-1 and $15,000,000 with respect to a Demand Registration on Form F-3 or S-3, as applicable; provided, however, that if any Majority Holder demands to register at least one-third of all Registrable Securities beneficially owned by such Majority Holder and its Affiliates, this section 2.1(iii) shall not be applicable;

(iv)          if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company, any registration of Registrable Securities should not be made or continued (or sales under a shelf registration statement should be suspended) because (i) such registration (or continued sales under a shelf registration statement) would materially and adversely interfere with a proposal or plan by the Company to engage in (directly or indirectly through any of its Subsidiaries): a material acquisition or divestiture of assets; a merger, consolidation, tender offer, reorganization, offering of the Company's securities or similar material transaction; or a material financing or any other material business transaction with a third party or (ii) the Company is in possession of material non-public information, and has determined that the disclosure of such information is not in the Company’s best interests (in either case of (i) or (ii), a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing shelf registration statement until 10 Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Company determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until 10 Business Days after such Valid Business Reason no longer exists, but in no event for more than 90 days after the date the Company determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a shelf registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner for more than 90 days in any 12 month period;

(v)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iv) of this Section 2.1(a), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause (iv) of this Section 2.1(a) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than 10 Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 180 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iv) of this Section 2.1(a).

(b)

(i)           The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Majority Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within 10 Business Days after the receipt of the Demand Exercise Notice.

(ii)          The Company shall, as expeditiously as possible, but subject to the limitations set forth in this Section 2.1, use its reasonable best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities, which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Initiating Holder(s), obtain acceleration of the effective date of the registration statement relating to such registration.

(c)           In connection with any Demand Registration, the Company shall select the underwriter(s), which underwriter or underwriters shall be reasonably acceptable to the Requesting Shareholder.

(d)           If so requested by the Initiating Holder(s), the Company (together with all Majority Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and the Initiating Holder(s).

(e)          Any Majority Holder that intends to sell Registrable Securities by means of a shelf registration pursuant to Rule 415 thereunder, shall give the Company two Business Days’ prior notice of any such sale.

2.2.         Piggyback Registrations.

(a)           If, at any time or from time to time the Company proposes or is required to register or commence an offering of any of its securities for its own account or otherwise (other than pursuant to registrations on Form F-4 or Form S-8 or any similar successor forms thereto) (including but not limited to the registrations or offerings pursuant to Section 2.1), the Company will:

(i)           promptly give to each Piggyback Holder written notice thereof (in any event within 5 Business Days) prior to the filing of any registration statement under the Securities Act; and

(ii)           include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within 5 Business Days after mailing or personal delivery of such written notice from the Company, by any of the Piggyback Holders, except as set forth in Sections 2.2(b) and 2.2(f), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Piggyback Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b)           If the registration in this Section 2.2 involves an underwritten offering, the right of any Piggyback Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.2 shall be conditioned upon such Piggyback Holder’s participation in the underwriting and the inclusion of such Piggyback Holder’s Registrable Securities in the underwriting to the extent provided herein. All Piggyback Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or the Initiating Holder(s) in the event of a registration or offering pursuant to Section 2.1.

(c)          The Company, subject to 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with or more favorable than the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d)          Other than in connection with a Demand Registration, if, at any time after giving written notice of its intention to register or sell any equity securities and prior to the effective date of the registration statement filed in connection with such registration or sale of such equity securities, the Company shall determine for any reason not to register or sell or to delay registration or sale of such equity securities, the Company may, at its election, give written notice of such determination to all Piggyback Holders of record of Registrable Securities and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration or sale of its equity securities, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other equity securities.

(e)          Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Piggyback Holder, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Piggyback Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Piggyback Holder including filing a prospectus supplement naming the Piggyback Holders, partners, members and shareholders to the extent required by law. Any Piggyback Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 without prejudice to the rights of such Holders under Section 2.1, by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution by such Piggyback Holder of the underwriting agreement or the execution by such Piggyback Holder of the custody agreement with respect to such registration or as otherwise required by the underwriters.

(f)           Notwithstanding anything in this Agreement to the contrary, the rights of any Piggyback Holder set forth in this Agreement shall be subject to any Lock-Up Agreement that such Piggyback Holder has entered into.

2.3.         Allocation of Securities Included in Registration Statement or Offering.

(a)          Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Registration Request, if the Manager advises the Initiating Holders in writing that marketing factors require, or the SEC advises, as applicable, a limitation of the number of shares to be underwritten (such number, the “Section 2.3(a) Sale Number”) within a price range acceptable to the Initiating Holders, the Manager shall so advise all Piggyback Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i)            first, all Registrable Securities requested to be included in such registration or offering by the Majority Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if such number of Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated among all such Holders requesting inclusion thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Majority Holders at the time of filing of the registration statement or the time of the offering, as applicable.

(ii)           second, if by the withdrawal of Registrable Securities by a Majority Holder, a greater number of Registrable Securities held by other Majority Holders may be included in such registration or offering (up to the Section 2.3(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.3(a) (i).

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iv)          fourth, to the extent that the number of securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

(b)           In a registration or offering made pursuant to Section 2.2 that involves an underwritten primary offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(b) Sale Number”) in order for the sale of the securities to be within a price range acceptable to the Company, the Company shall so advise all Piggyback Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i)            first, all equity securities that the Company proposes to register for its own account;

(ii)           second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities (not to exceed the Section 2.3(b) Sale Number) to be included in the underwritten offering shall be allocated among all Holders requesting inclusion pursuant to exercise of rights under Section 2.2 in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;

(iii)          third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c)           If any registration pursuant to Section 2.2 involves an underwritten offering by any Person(s) other than a Holder to whom the Company has granted registration rights which are not more favorable than or inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement, the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows:

(i)            first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)           second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii)          third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d)           If any Piggyback Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Piggyback Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Piggyback Holder has requested be included, such Piggyback Holder may elect to withdraw such Piggyback Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Piggyback Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced, without prejudice, however, to the rights of Holders under Section 2.1.

2.4.         Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within 90 days after a Demand Registration Request in the case of Section 2.4(a) below) and, to the fullest extent permitted by applicable law, in connection with the Registration of the Registrable Securities and, where applicable, a takedown off of a shelf registration statement:

(a)           prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the earliest to occur (A) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (B) a period of 180 days in the case of an underwritten offering effected pursuant to a registration statement other than a shelf registration statement and a period of three years in the case of a shelf registration statement (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Piggyback Holders participating in the planned offering (selected by the Initiating Holder(s), or if there are no Initiating Holder(s), by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Participating Holders);

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

(c)           furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d)          use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)           promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)           The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement (unless such report is filed pursuant to the Exchange Act), which earnings statement satisfies the requirements of Rule 158 under the Securities Act;

(g)          The Company may request each Participating Holder promptly to furnish in writing to the Company (as the Company may reasonably request) information (i) identifying the respective Participating Holder, (ii) regarding the respective Participating Holder’s title to the Shares being registered, (iii) regarding the respective Participating Holder’s intended method of distribution of such the Registrable Securities, and (iv) any other information the Company reasonably believes, after consultation with counsel, is required in connection with such registration. In connection with a registration, any Participating Holder that does not provide such information within two Business Days of a request by the Company (which request is made before filing of the registration) may have its Registrable Securities excluded from such registration.

(h)           (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange;

(i)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering;

(j)            provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k)          use commercially reasonable efforts (i) to obtain an opinion from the Company’s counsel and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Initiating Holder(s) and the Majority Participating Holders, and (ii) furnish to each Participating Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(l)            upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(m)          use commercially reasonable efforts to prevent the issuance or obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(n)          use commercially reasonable efforts to make available its senior management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the reasonable needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(o)           furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(p)          cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(q)          cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(r)            in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Majority Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Majority Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2, or 2.3 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5.         Registration Expenses. All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall, to the fullest extent permitted by applicable law, be borne by the Company, whether or not a registration statement becomes effective or the offering is consummated. All underwriting discounts and all selling commissions relating to securities registered by the Participating Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

2.6.        Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities; and (iii) cooperates with the Company’s reasonable requests in connection with such Registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

2.7.              Limitations on Sale or Distribution of Other Securities.

(a)                Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1 in which such Holder is selling Company Shares, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account in which such Holder is selling Company Shares, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days subject to the same exceptions as provided in the lock-up provisions contained in the underwriting agreement for the IPO; and, if so requested, each Holder agrees to enter into a customary lock-up agreement with such managing underwriter.

2.8.              No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and may sell any of its Registrable Securities in any manner in compliance with applicable law even if such shares are already included on an effective registration statement.

2.9.              Indemnification.

(a)               The Company agrees to indemnify and hold harmless each Participating Holder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Participating Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Participating Holder or on such Participating Holder’s behalf expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this Section 2.9(a) shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Participating Holder and it was the responsibility of such Participating Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Participating Holders provided in this Section 2.9(a).

(b)               Each Participating Holder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Participating Holder provided in Section 2.9(a), but only (i) with respect to the information specified in Section 2.4(g) furnished in writing by such Participating Holder or on such Participating Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free writing prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Participating Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Participating Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.9(b).  As a condition to including Registrable Securities in any registration statement filed in accordance with this Agreement, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Participating Holder shall be liable under this Section 2.9(b) for any Damages in excess of the net proceeds realized by such Participating Holder in the sale of Registrable Securities of such Participating Holder to which such Damages relate.

(c)                If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to this Section 2.9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to assume the defense within 60 days of notice pursuant to this Section 2.9(c). It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d)               If the indemnification provided for in this Section 2.9 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 2.9, was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d), were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 2.9(d), no Participating Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Participating Holder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Participating Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Participating Holder.  Each Participating Holder’s obligation to contribute pursuant to this Section 2.9(d), shall be several in the proportion that the proceeds of the offering received by such Participating Holder bears to the total proceeds of the offering received by all such Participating Holders and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The indemnity and contribution agreements contained in this Section 2.9(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(e)               Other Indemnification.  Indemnification similar to that provided in this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

3.                 Underwritten Offerings.

3.1.              Underwriting Agreement in Underwritten Offerings. If requested by the Manager for any underwritten offering, the Company shall enter into a customary underwriting agreement with the underwriters. Every Participating Holder shall be a party to such underwriting agreement; provided, however, that no Participating Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Participating Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims and encumbrances created by such Participating Holder, (ii) such Participating Holder’s power and authority to effect such transfer, (iii) such matters pertaining to such Participating Holder’s compliance with securities laws as reasonably may be requested and (iv) such Participating Holder’s intended method of distribution and any written information specifically provided by such Participating Holder for inclusion in the registration statement) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 2.9 hereof.

4.                 General.

4.1.              Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2.              Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Company Shares or Company Shares Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use reasonable best efforts to timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Majority Holder, make publicly available other information so long as necessary to permit sales by such Majority Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Majority Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Majority Holder of Registrable Securities, the Company will deliver to such Majority Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Majority Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.3.              Amendments and Waivers; Termination. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least two-thirds of the Registrable Securities being sold by such holders pursuant to such Registration Statement. Any amendment or waiver effected in accordance with the first sentence of this Section 4.3 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 4.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

4.4.               If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Majority Holder of such Registrable Securities for purposes of any request or other action by any Majority Holder(s) of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder(s) of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received evidence reasonably satisfactory to it of such beneficial ownership.

4.5.              Notices.

(a)               Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission or electronic mail (so long as receipt of such facsimile transmission or email is requested and received), by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, in each case addressed to the Company at the address set forth below or to the applicable Holder at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):

if to the Company, to it at:
CureVac N.V.
Friedrich-Miescher-Strasse 15, 72076
Tübingen, Germany
Attention: Franz-Werner Haas
E-mail:	franz-werner.haas@curevac.com

with copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Richard D. Truesdell, Jr.
Facsimile: (212) 701-5674
E-mail:	richard.truesdell@davispolk.com

(b)               Any notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

4.6.              Successors and Assigns.

(a)               This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)               A Majority Holder may Assign his, her or its rights under this Agreement without the Company’s consent to an Assignee of Registrable Securities which (i) is with respect to any Majority Holder, the spouse, parent, sibling, descendant, niece or nephew of such Majority Holder, or the spouse or descendant thereof, and any trust, limited liability company, limited partnership, private foundation or other estate planning vehicle for such Majority Holder or for the benefit of any of the foregoing or other persons pursuant to the laws of descent and distribution, or (ii) is a legatee, executor or other fiduciary pursuant to a last will and testament of the Holder or pursuant to the terms of any trust which take effect upon the death of the Holder. In addition, any Holder may Assign his, her or its rights under this Agreement without the Company’s prior written consent so long as such Assignment (i) occurs in connection with the transfer of all, but not less than all, of such Majority Holder’s Registrable Securities in a single transaction in the case of such an Assignment by a Majority Holder and results in an Assignment to a single Assignee who is an Affiliate of such Majority Holder or (ii) occurs in connection with a transaction where the recipient of such Registrable Securities will become immediately after the transaction a Majority Holder of Registrable Securities (for purposes of determining whether a transferee is a Majority Holder under this clause (ii), the Company Shares owned or beneficially owned by such transferee shall be deemed to include those of its Affiliates). For the avoidance of doubt, if a Holder assigns rights under this clause and remains a Majority Holder himself, hereself or itself, such assigning Holder shall continue to have the rights and obligations under this Agreement as long as he, she or it is a Majority Holder. Subject to subsection (c) below, any Assignment shall be conditioned upon prior written notice to the Company identifying the name and address of such Assignee and any other material information as to the identity of such Assignee as may be reasonably requested, and Schedule A hereto shall be updated to reflect such Assignment.

(c)                Notwithstanding anything to the contrary contained in this Section 4.6, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without Assigning its rights hereunder with respect thereto, provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

4.7.              Limitations on Subsequent Registration Rights. From and after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not conflicting, registration rights granted to the Holders hereby.

4.8.              Entire Agreement. This Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

4.9.              Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)               Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

(b)               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 4.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.

(c)               Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of New York located in the county and city of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of New York located in the county and city of New York and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 4.5. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.5 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

4.10.            Interpretation; Construction.

(a)               The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)               The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.11.            Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means

4.12.             Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.13.            Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.14.            Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any consummation of securities pursuant hereto, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY

CureVac N.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

Dievini Hopp BioTech holding GmbH & Co. KG

By:

Kreditanstalt für Wiederaufbau

By:

DH-LT-Investments GmbH

By:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Party	Address
Dievini Hopp BioTech holding GmbH & Co. KG	dievini Hopp BioTech holding GmbH & Co KG Johann-Jakob-Astor-Str. 57 D-69190 Walldorf Germany
Kreditanstalt für Wiederaufbau (“KfW”)	Palmengartenstrasse 5-9 60325 Frankfurt am Main Federal Republic of Germany
DH-LT-Investments GmbH	Opelstraße 28, 68789 St. Leon-Rot, Germany, registered with the commercial register of Mannheim under HRB 732866